UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2009
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Address of principal executive offices)	(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 23, 2009, we entered into an agreement with CDS Ventures of South Florida, LLC (“CDS”), the holder of all of our issued and outstanding shares of Series B Preferred Stock (the “Series B Preferred Shares”), whereby CDS would convert all  4,011 outstanding  Series B Preferred Shares and  332 shares of Series B Preferred Shares issuable as dividends on the outstanding Series B Preferred Shares into  4,343,000 shares of  our common stock.  The foregoing share numbers give effect to the 1 for 20 reverse stock-split we implemented at the close of business on December 23, 2009. As compensation for accelerating the conversion of the Series B Preferred Shares, we will pay CDS a fee of $100,000 on December 15, 2010.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01	Exhibits

(a) Exhibits.

10.1	Notice of Conversion

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: December 28, 2009	By:/s/Jan Norelid
Jan Norelid
Chief Financial Officer